Exhibit 10.1

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is entered into as of Dec 2024 by and between Pitanium Limited, a British Virgin Islands company (the “Company”), and the undersigned, a director and/or an officer of the Company (“Indemnitee”), as applicable.

RECITALS

The board of directors of the Company (the “Board of Directors”) has determined that the inability to attract and retain highly competent persons to serve the Company is detrimental to the best interests of the Company and its shareholders and that it is reasonable and necessary for the Company to provide adequate protection to such persons against risks of claims and actions against them arising out of their services to the corporation.

AGREEMENT

In consideration of the premises and the covenants contained herein, the Company and lndemnitee do hereby covenant and agree as follows:

A.	DEFINITIONS

The following terms shall have the meanings defined below:

Expenses shall include, without limitation, damages, judgments, fines, penalties, settlements and costs, attorneys’ fees and disbursements and costs of attachment or similar bond, investigations, and any other expenses reasonably paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing for any of the foregoing in, any Proceeding.

lndemnifiable Event means any event, incident or occurrence that takes place after the execution of this Agreement, related to the fact that Indemnitee is or was a director or an officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture or other entity, or related to anything done or not done by lndemnitee in any such capacity, provided however, that an Indemnifiable Event shall not include any event or occurrence that arises as a result of the Indemnitee’s neglect, fraud, reckless or willful misconduct, gross negligence, breach of duty, error, misstatement, misleading statement or omission.

Participant means a person who is a party to, or witness or participant (including on appeal) in, a Proceeding.

Proceeding means any threatened, pending, or completed action, claim, suit, action, alternate dispute resolution process, administrative hearing, appeal, arbitration or proceeding, or any inquiry, hearing or investigation, whether civil, criminal, administrative, investigative or other, including appeal, in which lndemnitee may be or may have been involved as a party or otherwise by reason of an Indemnifiable Event.

B.	AGREEMENT TO INDEMNIFY

1. General Agreement. In the event Indemnitee was, is, or becomes a Participant in, or is threatened to be made a Participant in, a Proceeding, the Company shall indemnify the Indemnitee from and against any and all Expenses which Indemnitee incurs or becomes obligated to incur in connection with such Proceeding, to the fullest extent permitted by applicable law.

2. Indemnification of Expenses of Successful Party. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits in defense of any Proceeding or in defense of any claim, issue or matter in such Proceeding, the Company shall indemnify Indemnitee against all Expenses incurred in connection with such Proceeding or such claim, issue or matter, as the case may be.

1/8

3. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for a portion of Expenses, but not for the total amount of Expenses, the Company shall indemnify the lndemnitee for the portion of such Expenses to which Indemnitee is entitled.

4. No Employment Rights. Nothing in this Agreement is intended to create in Indemnitee any right to continued employment with the Company.

5. Contribution. If the indemnification provided in this Agreement is unavailable and may not be paid to Indemnitee for any reason other than those set forth in Section B.3, then the Company shall contribute to the amount of Expenses paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in such proportion as is appropriate to reflect (i) the relative benefits received by the Company on the one hand and by the Indemnitee on the other hand from the transaction or events from which such Proceeding arose, and (ii) the relative fault of the Company on the one hand and of the Indemnitee on the other hand in connection with the events which resulted in such Expenses, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Indemnitee on the other hand shall be determined by reference to, among other things, the parties’ relative intent, act and behavior, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such Expenses, judgments, fines or settlement amounts. The Company agrees that it would not be just and equitable if contribution pursuant to this Section B.5 were determined by pro rata allocation or any other method of allocation which does not take account of the foregoing equitable considerations.

C.	INDEMNIFICATION PROCESS

1. Notice and Cooperation by Indemnitee. lndemnitee shall, as a condition precedent to his/her right to be indemnified under this Agreement, give the Company notice in writing as soon as practicable of any claim made against Indemnitee for which indemnification will or could be sought under this Agreement, provided that the delay of lndemnitee to give notice hereunder shall not prejudice any of lndemnitee’s rights hereunder, unless such delay results in the Company’s forfeiture of substantive rights or defenses. Notice to the Company shall be given in accordance with Section F.7 below. If, at the time of receipt of such notice, the Company has directors’ and officers’ liability insurance policies in effect, the Company shall give prompt notice to its insurers of the Proceeding relating to the notice. The Company shall thereafter take all necessary and desirable action to cause such insurers to pay, on behalf of Indemnitee, all Expenses payable as a result of such Proceeding. In addition, Indemnitee shall give the Company such information and cooperation as the Company may reasonably request. The lndemnitee shall not admit any personal liability toward third parties, nor enter into any settlement negotiations or a settlement agreement, without the prior written consent of the Company. The Indemnitee shall act in accordance with the Company’s instructions and the Indemnitee undertakes that he/she shall use his/her best endeavours to cooperate with the Company to agreeing on the defence of any claims or in any Proceeding.

2. Indemnification Payment.

(a) Advancement of Expenses. Indemnitee may submit a written request with all relevant particulars to the Company requesting that the Company advance to Indemnitee all Expenses that may be reasonably incurred in advance by Indemnitee in connection with a Proceeding. The Company shall, within 10 business days of receiving such a written request by Indemnitee, advance all requested Expenses to Indemnitee. Any excess of the advanced Expenses over the actual Expenses will be repaid to the Company within 10 business days after the end of the relevant Proceeding.

(b) Reimbursement of Expenses. To the extent Indemnitee has not requested any advanced payment of Expenses from the Company, Indemnitee shall be entitled to receive reimbursement for the Expenses reasonably incurred in connection with a Proceeding from the Company immediately after Indemnitee makes a written request with all relevant particulars to the Company for reimbursement unless the Company refers the indemnification request to the Reviewing Party in compliance with Section C.2(c) below.

2/8

(c) Determination by the Reviewing Party. If the Company reasonably believes that it is not obligated under this Agreement to indemnify the Indemnitee, the Company shall, within I0 business days after the Indemnitee’s written request for an advancement or reimbursement of Expenses, notify the Indemnitee that the request for advancement of Expenses or reimbursement of Expenses will be submitted to the Reviewing Party (as hereinafter defined). The Reviewing Party shall make a determination on the request within 30 business days after the Indemnitee’s written request for an advancement or reimbursement of Expenses. Notwithstanding anything foregoing to the contrary, in the event the Reviewing Party informs the Company that Indemnitee is not entitled to indemnification in connection with a Proceeding under this Agreement or applicable law, the Company shall be entitled to be reimbursed by Indemnitee for all the Expenses previously advanced or otherwise paid to Indemnitee in connection with such Proceeding; provided, however, that Indemnitee may bring a suit to enforce his/her indemnification right in accordance with Section C.3 below.

3. Suit to Enforce Rights. Regardless of any action by the Reviewing Party, if Indemnitee has not received full indemnification within 30 business days after making a written demand in accordance with Section C.2 above or 50 business days if the Company submits a request for advancement or reimbursement to the Reviewing Party under Section C.2(c) above, lndemnitee shall have the right to enforce its indemnification rights under this Agreement by commencing litigation in any court of competent jurisdiction seeking a determination by the court or challenging any determination by the Reviewing Party or any aspect of this Agreement. Any determination by the Reviewing Party not challenged by Indemnitee and any judgment entered by the court shall be binding on the Company and lndemnitee.

4. Assumption of Defense. In the event the Company is obligated under this Agreement to advance or bear any Expenses for any Proceeding against Indemnitee, the Company shall be entitled to assume the defense of such Proceeding, with counsel approved by Indemnitee, upon delivery to Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Proceeding, unless (i) the employment of counsel by Indemnitee has been previously authorized by the Company, (ii) Indemnitee shall have reasonably concluded, based on written advice of counsel, that there may be a conflict of interest of such counsel retained by the Company between the Company and Indemnitee in the conduct of any such defense, or (iii) the Company ceases or terminates the employment of such counsel with respect to the defense of such Proceeding, in any of which events the fees and expenses of lndemnitee’s counsel shall be at the expense of the Company. At all times, Indemnitee shall have the right to employ counsel in any Proceeding at Indemnitee’s expense.

5. Defense to Indemnification. Burden of Proof and Presumptions. It shall be a defense to any action brought by Indemnitee against the Company to enforce this Agreement that it is not permissible under this Agreement or applicable law for the Company to indemnify the Indemnitee for the amount claimed. In connection with any such action or any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified under this Agreement, the burden of proving such a defense or determination shall be on the Company.

6. No Settlement without Consent. Neither party to this Agreement shall settle any Proceeding in any manner that would impose any damage, loss, penalty or limitation on Indemnitee without the other party’s written consent. Neither the Company nor Indemnitee shall unreasonably withhold its consent to any proposed settlement.

3/8

7. Company Participation. Subject to Section B.5, the Company shall not be liable to indemnify the Indemnitee under this Agreement with regard to any judicial action if the Company was not given a reasonable and timely opportunity, at its expense, to participate in the defense, conduct and/or settlement of such action.

8. Reviewing Party.

(a) For purposes of this Agreement, the Reviewing Party with respect to each indemnification request of Indemnitee that is referred by the Company pursuant to Section C.2(c) above shall be (A) the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined), or (B) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, said Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee. If the Reviewing Party determines that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within 10 business days after such determination. Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any Independent Counsel or member of the Board of Directors shall act reasonably and in good faith in making a determination under this Agreement of the Indemnitee’s entitlement to indemnification. Any reasonable costs or expenses (including reasonable attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom. “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(b) If the determination of entitlement to indemnification is to be made by Independent Counsel, the Independent Counsel shall be selected as provided in this Section C.S(b). The Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board of Directors, in which event the proceeding sentence sha11 apply), and lndemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either event, Indemnitee or the Company, as the case may be, may, within 10 business days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section C.S(d) of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If a written objection is made and substantiated, the Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within 20 business days after submission by lndemnitee of a written request for indemnification, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition a court of competent jurisdiction for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel. The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting under this Agreement, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section C.8 (b), regardless of the manner in which such Independent Counsel was selected or appointed.

4/8

(c) In making a determination with respect to entitlement to indemnification hereunder, the Reviewing Party shal1 presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any detem1ination contrary to that presumption. The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement (with or without court approval), conviction, or upon a plea of nolocontendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he/she reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his/her conduct was unlawful. For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Company and any other corporation, partnership, joint venture or other entity of which Indemnitee is or was serving at the written request of the Company as a director, officer, employee, agent or fiduciary, including financial statements, or on information supplied to Indemnitee by the officers and directors of the Company or such other corporation, partnership, joint venture or other entity in the course of their duties, or on the advice of legal counsel for the Company or such other corporation, partnership, joint venture or other entity or on information or records given or reports made to the Company or such other corporation, partnership, joint venture or other entity by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company or such other corporation, partnership, joint venture or other entity. In addition, the knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Company or such other corporation, partnership, joint venture or other entity shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement. The provisions of this Section C.8 (c) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

(d) “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or lndemnitee in an action to determine Indemnitee’s rights under this Agreement. The Company agrees to pay the reasonable fees of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

D.	DIRECTOR AND OFFICER LIABILITY INSURANCE

1. Good Faith Determination. The Company shall from time to time make the good faith determination whether or not it is practicable for the Company to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the officers and directors of the Company with coverage for losses incurred in connection with their services to the Company or to ensure the Company’s performance of its indemnification obligations under this Agreement.

5/8

2. Coverage of Indemnitee. To the extent the Company maintains an insurance policy or policies providing directors’ and officers’ liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any of the Company’s directors or officers.

3. No Obligation. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain any director and officer insurance policy if the Company determines in good faith that such insurance is not reasonably available in the case that (i) premium costs for such insurance are disproportionate to the amount of coverage provided, or (ii) the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit.

E.	NON-EXCLUSIVITY; U.S. FEDERAL PREEMPTION; TERM

1. Non-Exclusivity. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Company’s current memorandum and articles of association, as may be amended from time to time, applicable law or any written agreement between Indemnitee and the Company (including its subsidiaries and affiliates). The indemnification provided under this Agreement shall continue to be available to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though he/she may have ceased to serve in any such capacity at the time of any Proceeding.

2. U.S. Federal Preemption. Notwithstanding the foregoing, both the Company and Indemnitee acknowledge that in certain instances, U.S. federal law or public policy may override applicable law and prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise. Such instances include, but are not limited to, the U.S. Securities and Exchange Commission (the “SEC”)’s prohibition on indemnification for liabilities arising under certain U.S. federal securities laws. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the SEC to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee.

3. Duration of Agreement. All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is an officer and/or a director of the Company (or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) and shall continue thereafter so long as Indemnitee shall be subject to any Proceeding by reason of his/her former or current capacity at the Company, whether or not he/she is acting or serving in any such capacity at the time any Expense is incurred for which indemnification can be provided under this Agreement. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as an officer and/or a director of the Company or any other enterprise at the Company’s request.

F.	MISCELLANEOUS

1. Amendment of this Agreement. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement shall operate as a waiver of any other provisions (whether or not similar), nor shall such waiver constitute a continuing waiver. Except as specifically provided in this Agreement, no failure to exercise or any delay in exercising any right or remedy shall constitute a waiver.

2. Subrogation. In the event of payment to lndemnitee by the Company under this Agreement, the Company shall be subrogated to the extent of such payment to all of the tights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company to bring suit to enforce such rights.

3. Assignment; Binding Effect. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by either party hereto without the prior written consent of the other party; except that the Company may, without such consent, assign all such rights and obligations to a successor in interest to the Company which assumes all obligations of the Company under this Agreement. Notwithstanding the foregoing, this Agreement shall be binding upon and inure to the benefit of and be enforceable by and against the parties hereto and the Company’s successors (including any direct or indirect successor by purchase, merger, consolidation, or otherwise to all or substantially all of the business and/or assets of the Company) and assigns, as well as Indemnitee’s spouses, heirs, and personal and legal representatives.

6/8

4. Severability and Construction. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company’s inability, pursuant to a court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. In addition, if any portion of this Agreement shall be held by a court of competent jurisdiction to be invalid, void, or otherwise unenforceable, the remaining provisions shall remain enforceable to the fullest extent permitted by applicable law, The parties hereto acknowledge that they each have opportunities to have their respective counsels review this Agreement. Accordingly, this Agreement shall be deemed to be the product of both of the parties hereto, and no ambiguity shall be construed in favor of or against either of the parties hereto.

5. Counterparts. This Agreement may be executed in two counterparts, both of which taken together shall constitute one instrument.

6. Governing Law, This agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the internal laws of the State of New York, without giving effect to conflicts of laws provisions thereof.

7. Notices. All notices, demands, and other communications required or pe1mitted under this Agreement shall be made in writing and shall be deemed to have been duly given if delivered by hand, against receipt, or mailed via postage prepaid, certified or registered mail, return receipt requested, and addressed to the Company at 30F, Gravity, 29 Hing Yip street, Kwun Tong, Kowloon, Hong Kong., attention: Mr. Wong Ying Yeung, the Chief Executive Officer, and to Indemnitee at his/her address last known to the Company.

8, Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

[Signature Page Follows]

7/8

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Agreed and accepted

For and on behalf of

Pitanium Limited

Name:
Title:

Agreed and accepted

Name: ______________________________

Title: ______________________________ ____________________________________

[Signature Page to Indemnification Agreement]

8/8

FORM OF EMPLOYMENT AGREEMENT

This Employment Agreement (the “Agreement”), dated as of 9 Dec 2024 (the “Effective Date”), is entered between Pitanium Limited, a company incorporated in the British Virgin Islands (the “Company”, together with its subsidiaries and affiliated entities, the “Group”) and Mr. Wong Ying Yeung (the “Executive”).

WHEREAS, the Company and the Executive wish to enter into an employment agreement whereby the Executive will be employed by the Company in accordance with the terms and conditions stated below;

NOW, THEREFORE, the parties hereby agree as follows:

ARTICLE 1

EMPLOYMENT, DUTIES AND RESPONSIBILITIES

Section 1.01. Employment. The Executive shall serve as the Chief Executive Officer and the Director of the Company upon the terms and conditions hereinafter appearing and subject to the articles of association of the Company and other applicable laws and regulations. The Executive hereby accepts such employment and agrees to devote substantially all of the Executive’s time and efforts to promoting the interests of the Company.

Section 1.02. Duties and Responsibilities. Subject to the supervision of and direction by the Board of Directors of the Company (the “Board”), the Executive shall perform such duties as are similar in nature to those duties and services customarily associated with the positions set forth above.

Section 1.03. Base of Operation. The Executive’s principal base of operation for the performance of his/her duties and responsibilities under this Agreement shall be the offices of the Company in Hong Kong, and at such other places as shall from time to time be reasonably necessary to fulfill the Executive’s obligations hereunder.

ARTICLE 2

TERM

Section 2.01. Term. (a) Subject to Article 5, the term of this Agreement (the “Term”) shall commence on the Effective Date and shall continue for an initial period of three (3) years from the Effective Date. The Term and this Agreement will be renewed automatically thereafter for successive one-year terms unless a one-month notice of non-renewal is given by one party to the other.

(b) The Executive represents and warrants to the Company that (i) he/she is not bound by or subject to any court order, agreement, arrangement or undertaking which in any way restricts or prohibits him/her from entering into this Agreement or from performing his/her duties hereunder; and (ii) neither the execution and delivery of this Agreement nor the performance of the Executive’s duties hereunder violates or will violate the provisions of any other agreement to which the Executive is a party or by which the Executive is bound.

1

ARTICLE 3

COMPENSATION AND EXPENSES

Section 3.01. Salary And Benefits. (a) The Executive shall receive during the continuance of the Term an annual salary of HK$360,000 (inclusive of salary, commission, housing reimbursement and allowances, if applicable) which shall accrue on a day to day basis payable by 12 equal monthly installments and payable in arrears on the last day of each calendar month provided that if the employment is terminated prior to the end of a calendar month, the Executive shall only be entitled to a proportionate part of such salary in respect of the period of service during the relevant month up to the date of termination. Such annual salary may be reviewed annually after each year of service during the term of this Agreement at a rate to be determined by the Company. Salary of the Executive shall be decided and approved by a majority in number of the members of the Board provided that the Executive shall abstain from voting and not be counted in the quorum in respect of the resolution regarding the remuneration in relation to himself.

(b) The Executive shall (in addition to normal statutory holidays and sick leave) be entitled to working days paid holidays after serving a period of 12 months in accordance with the laws of Hong Kong in each year during the continuance of the employment to be taken at such time or times as the Board may approve.

Section 3.02 Expenses. The Company may reimburse the Executive for reasonable documented business-related expenses reasonably incurred by the Executive in connection with the performance of the Executive’s duties hereunder during the Term, provided that any such expenses over $ shall be approved by the Company in writing in advance and subject, however, to the Company’s policies relating to business-related expenses as in effect from time to time during the Term.

Section 3.03 Payer of Compensation. All compensation, salary, benefits and remuneration in this Agreement may be paid by the Company or any of its subsidiaries or affiliated entities, as decided by the Company in its sole discretion.

Section 3.04 Payment. Payment under Article 3 may be made by any member of the Group and if by more than one company in such proportions as the Board in its absolute discretion may from time to time think fit.

2

ARTICLE 4

EXCLUSIVITY, ETC.

Section 4.01. Exclusivity. The Executive agrees and undertakes to user his/her best endeavours to perform his/her duties, responsibilities and obligations hereunder efficiently and to the best of his/her ability to protect, promote and act in the best interests of the Group. The Executive agrees and undertakes to devote substantially all of his/her working time, care and attention and best efforts to such duties, responsibilities and obligations throughout the Term. The Executive agrees that all of his/her activities as an employee of the Company shall be in conformity with all present and future policies, rules and regulations and directions of the Company not inconsistent with this Agreement.

Section 4.02. Executive’s Duties. Without prejudice to the generality of Section 4.01, the Executive shall during the Term under this Agreement: (a) devote substantially all of his/her time and attention to the interest and affairs of the Company in the discharge of duties as Director of the Company and, where relevant, as an officer/employee of such other members of the Group as are necessary for the proper and efficient administration, supervision, management and operation of the business of the Group; (b) in the discharge of such duties and in the exercise of such powers observe and comply with all reasonable and lawful resolutions, instructions, regulations and directions from time to time passed, made or given by the Board according to the best of his/her skills and ability; (c) at all times keep the Board promptly and fully informed (in writing if so requested) in connection with the performance of such powers and duties and provide such explanations as the Board may require in connection with the business or affairs of the Group; (d) perform such other duties and exercise such other powers which the Board may from time to time properly assign to him/her in his/her capacity as Director of the Company or in connection with the Business subject to such resolutions, regulations or directions as to the scope of his/her duties or authority or manner of carrying out the same as may be made or given by the Board from time to time; (e) disclose to the Board all other directorships and other (direct or indirect) interests, employment, consultancies or associations held by the Executive and all interests in the business which may be competing with the business of the Group from time to time; (f) act in accordance with his/her powers and obligations as Director of the Company and use his/her best endeavours to comply with and to cause the Company to comply with (i) every rule or law applicable to any member of the Group, whether in British Virgin Islands, Hong Kong, United States or elsewhere; (ii) every regulation of the articles of association of the Company for the time being in force; and (iii) all other relevant securities regulations, rules, instructions, practice notes and guidelines as issued by the relevant regulatory authorities from time to time, which are binding on or applicable to the Group or the Executive; and (g) forthwith notify the Board upon occurrence of any circumstances which may render him/her unsuitable to act as Director of the Company.

Section 4.03. Intellectual Property. The Executive agrees, confirms and acknowledges that Intellectual Property under this Agreement is the sole and exclusive property of the Company and further agrees and undertakes to assign to the Company the ownership of all right, title and interest in Intellectual Property, including any Intellectual Property conceived, created, and otherwise obtained by and/or registered under the name of the Executive (i) during the term of this Agreement relating to the work he/she performs within the scope of such Executive’s employment with the Company, (ii) within twelve (12) months after the Executive retires or ends employment with the Company under the circumstances that such Intellectual Property relates to such Executive’s employment scope with the Company, and (iii) by using the resources of the Company during the term of this Agreement. During the Executive’s employment with the Company and within twelve (12) months after his/her employment with the Company terminates, the Executive has the obligation to promptly inform the Company of any Intellectual Property within ten days of its creation and the Executive has the obligation to assist the Company in its patent, copyright or trademark application/assignment related to the Intellectual Property.

3

“Intellectual Property” under this Section 4.02 means any and all intellectual property in any form or stage of development, including but not limited to any idea, concept, design, invention, method, process, system, model, software, know-how and any other subject matter, material or information that qualifies and/or is considered by the Company to qualify for patent, copyright, trademark, trade secret, trade name or any other protection under the laws of Hong Kong or British Virgin Islands or the United States providing or creating intellectual property rights.

Section 4.04. Non-Competition and Confidentiality.

(a) Non-compete. During the Executive’s employment with the Company and for twenty-four (24) months after his/her employment with the Company terminates for any reason, the Executive (and/or his/her relatives, associates, affiliates and related parties) will not (i) directly or indirectly engage in (whether as an officer, principal, agent, director, employee, partner, affiliate, consultant or other participant), carry on, manage or hold an equity interest of 5% or more in, any business or activity that is in competition with the business of the Group, (ii) solicit, encourage or assist other employees of the Group to seek employment with any business or organization in competition with the Group, (iii) engage in other activities that may cause conflicts with the interests of the Company during the term of the employment agreement; (iv) induce or attempt to induce a Restricted Customer or Prospective Customer to cease or refrain from conducting business with/or to reduce the amount of business conducted with, or to vary the terms upon which it conducts business with the Group, or do any other thing which is reasonably likely to have such an effect; (v) have any business dealings with a Restricted Customer or a Prospective Customer in connection with the provision of goods or services to them in competition with the business of the Group; or (vi) have any business dealings with, or solicit, entice or attempt to entice away a supplier of goods or services to the Group, if such dealings, solicitation or enticement causes or is reasonably likely to cause such supplier to cease supplying, or to reduce its supply of goods or services to the Group, or to vary adversely the terms upon which it conducts business with the Group.

“Prospective Customer” under this section 4.04 (a) means a person who has been at any time during the period of 24 months immediately preceding the last employment date of the Executive under this Agreement, in discussions with the Group with a view to becoming a client or customer of the Group. “Restricted Customer” under this section 4.04 (a) means any person who has been at any time during the period of 24 months immediately preceding the last employment date of the Executive under this Agreement, a client or customer of, or in the habit of dealing with, the Group.

(b) Confidentiality. Throughout the course of the Executive’s employment with the Company and thereafter, the Executive shall keep in strict confidence all non-public information relating to the business, financial condition and all aspects of the Company, including but not limited to trade secrets, business methods, products, processes, procedures, development or experimental projects, plans, service providers, customers and users, intellectual property, information technology and any other information which is material to the Company’s business operations, and except as authorized by the Company in writing, may not disclose or provide to any person, firm, corporation or entity such non-public information, and may not use such non-public information for any purpose other than to fulfill his/her responsibilities as the Director in the best interest of the Company. The Executive shall also comply with the Company’s corporate policies and any other agreements on confidentiality that the Executive may enter into with the Company or any of its subsidiaries or affiliated entities. This provision and such other confidentiality policies and agreements are hereinafter collectively referred to as the “Confidentiality Terms.”

4

(c) All documents, notes, memoranda, records and writings made by Executive in relation to the business or concerning any of its dealings or affairs or the dealings of affairs of any clients or customers of the Group shall be and shall remain the property of the Group and shall be handed over by him/her to the Company (or to such other company in the Group as the case may require) from time to time on demand of the Company and in any event upon his/her leaving the service of the Company and the Executive shall not retain any copy thereof.

(d) upon the expiry of the Term or the termination of the employment this Agreement (whichever is earlier), the Executive agrees and undertakes to forthwith (i) where possible, return to the Company all books, records, correspondences, accounts, documents, papers, materials, credit cards (if any), information, data and/or documents containing or relating to the confidential information under Section 4.04(b); and/or (ii) destroy any copies of all books, records, correspondences, accounts, documents, papers, materials, credit cards (if any), information, data and/or documents containing or relating to the confidential information under Section 4.04(b) not returned to the Company.

ARTICLE 5

TERMINATION AND INDEMNIFICATION

Section 5.01. Termination by Company. The Company shall have the right to terminate the Executive’s employment at any time with or without “Cause” by giving a one-month advance notice in writing pursuant to the terms hereof. For purposes of this Agreement, “Cause” shall mean: (i) the Executive’s willful and continued failure to substantially perform his/her duties hereunder (other than as a result of total or partial incapacity due to physical or mental illness), (ii) dishonesty in the performance of the Executive’s duties hereunder, (iii) an act or acts on the Executive’s part constituting a felony under the laws of Hong Kong or of the United States or any state thereof, (iv) any other act or omission which is materially injurious to the financial condition or business reputation of the Company or any of its subsidiaries or affiliates, (v) the Executive’s breach of the non-compete and confidentiality clause hereof; (vi) the Executive becoming bankrupt or having a receiving order made against him/her; (vii) the Executive becoming prohibited by law from acting as Director or is guilty of any breach of any rules, regulations, practice directions, practice notes or guidance notes in force from time to time; or (viii) the Executive being convicted of any criminal offence (other than an offence which in the reasonable opinion of the Board does not affect his/her position as a Director of the Company). For purposes of this Subsection, no act or failure to act, on the part of the Executive shall be deemed “willful” unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the act or omission of the Executive was in the best interest of the Company.

Section 5.02. Termination by The Executive. The Executive shall have the right to terminate this Agreement at any time by giving a one-month advance notice in writing pursuant to the terms hereof.

5

Section 5.03. Death. In the event the Executive passes away during the Term, this Agreement shall automatically terminate, such termination to be effective on the date of the Executive’s death.

Section 5.04. Disability. In the event that the Executive shall suffer a disability which shall have prevented him or her from performing satisfactorily his/her obligations hereunder for a period of at least 120 consecutive days, the Company shall have the right to terminate this Agreement, such termination to be effective upon the giving of notice thereof to the Executive in accordance with Section 6.02 hereof.

Section 5.05. Effect of Termination. (a) In the event of termination of the Executive’s employment, whether before or after the Term, by either party for any reason, or by reason of the Executive’s death or disability, the Company shall pay to the Executive (or his/her beneficiary in the event of his/her death) any base salary or other compensation earned but not paid to the Executive prior to the effective date of such termination. All other benefits due the Executive following his/her termination of employment shall be determined in accordance with the plans, policies and practices of the Company.

(b) In the event of termination of the Executive’s employment by the Company other than for Cause, the Company shall pay to the Executive any additional amount as provided by applicable law.

(c) Termination for whatever reason shall not relieve the parties hereto of their respective obligation arising or accrued prior to the termination of the employment or of obligations which expressly or by necessary implication continue after the termination of the employment.

ARTICLE 6

MISCELLANEOUS

Section 6.01. Benefit Assignment; Assignment; Beneficiary. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns, including, without limitation, any corporation or person which may acquire all or substantially all of the Company’s assets or business, or with or into which the Company may be consolidated or merged. This Agreement shall also inure to the benefit of, and be enforceable by, the Executive and his/her personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amount would still be payable to him or her hereunder if the Executive had continued to live, all such amounts shall be paid in accordance with the terms of this Agreement to the Executive’s beneficiary, devisee, legatee or other designee, or if there is no such designee, to the Executive’s estate.

Section 6.02. Notices. Any notice required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered or if sent by registered or certified mail, national overnight courier, or email. In the case of the Company, to the office or email account of the Human Resource Department; and in the case of the Executive, to the address or email account appearing on the employment records of the Company, from time to time. Any notice given hereunder shall be deemed to have been given or made: (a) in the case of communication by letter 5 business days (if overseas) or 2 business days (if local) after dispatch or, if such letter is delivered by hand, on the day of delivery; or (b) in the case of a communication by email, when sent.

6

Section 6.03. Entire Agreement; Amendment. This Agreement contains the entire agreement of the parties hereto with respect to the terms and conditions of the Executive’s employment during the Term and supersedes any and all prior agreements and understandings, whether written or oral, between the parties hereto with respect to compensation due for services rendered hereunder. This Agreement may not be changed or modified except by an instrument in writing signed by both of the parties hereto.

Section 6.04. Waiver. The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a continuing waiver or as a consent to or waiver of any subsequent breach hereof.

Section 6.05. Headings. The article and section headings herein are for convenience of reference only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

Section 6.06. Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of Hong Kong, without reference to the principles of conflict of laws.

Section 6.07. Agreement To Take Actions. Each party hereto shall execute and deliver such documents, certificates, agreements and other instruments, and shall take such other actions, as may be reasonably necessary or desirable in order to perform his, her or its obligations under this Agreement or to effectuate the purposes hereof.

Section 6.08. Arbitration. Any dispute between the parties hereto respecting the meaning and intent of this Agreement or any of its terms and provisions shall be submitted to arbitration in Hong Kong, in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules then in effect, and the arbitration determination resulting from any such submission shall be final and binding upon the parties hereto. The arbitrator shall have no authority to award reasonable attorney’s fees to any party in any dispute subject to this Section 6.08. Judgment upon any arbitration award may be entered in any court of competent jurisdiction.

Section 6.09. Survivorship. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

Section 6.10. Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision or provisions of this Agreement, which shall remain in full force and effect.

Section 6.11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

Section 6.12. Corporate Authorization. The Company hereby represents that the execution, delivery and performance by the Company of this Agreement are within the corporate powers of the Company, and that the Chairman or Chairwoman of its Board of Directors has the requisite authority to bind the Company hereby.

Section 6.13. Withholding. All payments to the Executive hereunder shall be subject to withholding to the extent required by applicable law.

7

IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement as of the date first above written.

Agreed and accepted For and on behalf of Pitanium Limited

Name:
Title:

Agreed and accepted

Name:
Title:

8